                                                                   EXHIBIT 10.37

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                                TRUST AGREEMENT




                                    Between

                             GREYHOUND LINES, INC.

                                      and

                             LASALLE NATIONAL BANK










                                 March 12, 1999



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

                               TABLE OF CONTENTS
                         (Not a part of the Agreement)


                                                                                                       Page

I.         TRUST FUND...........................................................................        1

II.        PAYMENTS TO TRUST BENEFICIARIES......................................................        4

III.       THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO
           TRUST BENEFICIARIES WHEN THE COMPANY IS INSOLVENT ...................................        5

IV.        PAYMENTS TO COMPANY..................................................................        6

V.         INVESTMENT OF TRUST FUND.............................................................        6

VI.        INCOME OF THE TRUST..................................................................        6

VII.       ACCOUNTING BY TRUSTEE................................................................        6

VIII.      RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE........................................        7

IX.        AMENDMENTS, ETC., TO PLAN AND EXHIBITS...............................................       10

X.         REPLACEMENT OF TRUSTEE...............................................................       10

XI.        AMENDMENT OR TERMINATION OF AGREEMENT................................................       11

XII.       SPECIAL DISTRIBUTIONS................................................................       12

XIII.      GENERAL PROVISIONS...................................................................       13

XIV.       NOTICES..............................................................................       14


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

                              TABLE OF DEFINITIONS
                         (Not a part of the Agreement)


                                                                Section
                                                                -------

"Agreement"                                                     Introduction
"Bank"                                                          1.4(d)
"Board"                                                         3.1
"CEO"                                                           3.1
"Change in Control"                                             1.7
"Code"                                                          1.6
"Company"                                                       Introduction
"ERISA"                                                         1.6
"Exhibit A"                                                     Recitals
"Exhibit B"                                                     1.5
"Exhibit C"                                                     8.11
"Fiduciary"                                                     8.11
"Insolvent"                                                     Recitals
"Laidlaw"                                                       1.7
"Letter of Credit"                                              1.4(d)
"Participants"                                                  Recitals
"Plan"                                                          Recitals
"Plan Year"                                                     1.4(c)
"President"                                                     3.1
"Secured Amount"                                                1.4(b)
"Successor"                                                     9.2.1
"Supplemental Benefits"                                         Recitals
"Trust Beneficiaries"                                           Recitals
"Trust"                                                         Recitals
"Trustee"                                                       Introduction

                                TRUST AGREEMENT

         This trust agreement ("Agreement") made as of this 12th day of March, 1999 by and between Greyhound Lines, Inc., a Delaware corporation (the "Company"), and LaSalle National Bank, a national bank (the "Trustee").

                                  WITNESSETH:

         WHEREAS, the employees of the Company listed on an exhibit ("Exhibit A") to this Agreement (the "Participants") and their beneficiaries are, or may become, entitled to benefits under the provisions of the Greyhound Lines, Inc. Supplemental Executive Retirement Plan, as the same may hereafter be amended or restated, or any successor thereto (the "Plan");

         WHEREAS, the Plan provides for certain benefits, and the Company wishes specifically to assure the payment to the Participants and their beneficiaries (the Participants and their respective beneficiaries being collectively referred to herein as the "Trust Beneficiaries") of amounts due thereunder (the amounts so payable being collectively referred to herein as the "Supplemental Benefits");

         WHEREAS, the Company wishes to establish a trust (the "Trust") and to transfer to the Trust assets and rights which shall be held subject to the claims of the creditors of the Company to the extent set forth in Article III until (i) paid in full to all Trust Beneficiaries as Supplemental Benefits in such manner and as specified in this Agreement unless the Company is Insolvent (as that term is defined below) at the time that such Supplemental Benefits become payable or (ii) otherwise disposed of pursuant to the terms of this Agreement; and

         WHEREAS, the Company shall be considered "Insolvent" for purposes of this Agreement at such time as the Company (i) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, as heretofore or hereafter amended, or (ii) is unable to pay its debts as they become due;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                 I. TRUST FUND

1.1 Subject to the claims of creditors to the extent set forth in Article III, the Company shall deposit with the Trustee in trust One Hundred Dollars ($100.00), which shall become the principal of this Trust, to be held, administered and disposed of by the Trustee as provided in this Agreement.

1.2 The Trust hereby established shall be revocable by the Company at any time prior to the date on which occurs a Change in Control (as that term is defined in Section 1.7); on or after such date, this Trust shall be irrevocable. In the event that a Change in Control has occurred, the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Company shall so notify the Trustee promptly. The Trustee shall be entitled to rely upon such notice as to whether and when a Change in Control has occurred and shall not be required to make any independent verification of a Change in Control.

1.3 The principal of the Trust and any earnings shall be held in trust separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes set forth in this Agreement. No Trust Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Trust Beneficiary as Supplemental Benefits. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Trust Beneficiaries with respect to the Company. The obligation of the Trustee to pay Supplemental Benefits pursuant to this Agreement constitutes merely an unfunded and unsecured promise to pay such Benefits.

1.4 (a) The Company may at any time or from time to time make additional deposits of cash or other property as may be acceptable to the Trustee in the Trust, make provision for cash or other property as may be acceptable to the Trustee to be transferred to the Trust or arrange for the issuance of a letter of credit, to augment the principal to be held, administered and disposed of by the Trustee as herein provided, but no payment of all or any portion of the principal of the Trust or earnings thereon shall be made to the Company or any other person or entity on behalf of the Company except as herein expressly provided.

    (b) Prior to the first event constituting a Change in Control, the Company shall make a contribution to the Trust that is sufficient as of such date, taking into account the assets of the Trust prior to such contribution, to provide for the payment of all Supplemental Benefits and any other amounts payable or reimbursable pursuant to the terms of this Agreement including, without limitation, the fees of the Trustee and the Fiduciary (as that term is defined in Section 8.11) and other expenses of the Trust for a period of at least two years (collectively, the "Secured Amount").

    (c) Within 30 days after the end of any Plan Year (as that term is defined in the Plan) (a "Plan Year") ending after a Change in Control, the Company shall make a contribution to the Trust that is sufficient as of such date, taking into account the assets of the Trust prior to such contribution, to provide for the payment of the Secured Amount.

    (d) Laidlaw (as that term is defined in Section 1.7) or the Company may at any time cause to be issued to the Trust an irrevocable clean letter of credit (the "Letter of Credit") in an initial aggregate amount of not less than $2,500,000 for the benefit of the Trustee by a bank having combined capital and surplus in excess of $500,000,000 (the "Bank"). The Letter of Credit shall provide that Laidlaw must pay all fees associated therewith, and that the amounts of the Supplemental Benefits and the Trust and Fiduciary expenses, including the fees of the Trustee and the Fiduciary, shall be paid to the Trustee on a regular, periodic basis upon presentation by the Trustee to the Bank of a statement or statements satisfactory to the Bank and prepared by the Trustee (the "Draw Documents"). Upon a Change in Control, or if later, the issuance of the Letter of Credit to the Trust, to the extent that the assets of the Trust, including the initial aggregate amount of the Letter of Credit, then exceed the Secured Amount, such excess shall be paid to the Company by the Trustee from the assets of the Trust. Before the twentieth day prior to the stated expiration date of the Letter of Credit, the Company and/or

Laidlaw shall take any actions it or they deem appropriate to renew or replace the Letter of Credit and/or to contribute additional assets to the Trust. On or after the twentieth day prior to the stated expiration date of the Letter of Credit, the Trustee is authorized, empowered and directed to sign and present the Draw Documents for an amount of the Letter of Credit (and to hold and disburse the funds received thereby pursuant to the terms of this Agreement) equal to the excess, if any, of (i) the then applicable Secured Amount, over
(ii) the sum of (a) the assets of the Trust (excluding any Letter of Credit) and (b) the initial aggregate amount of any renewal or replacement irrevocable clean letter of credit drawn upon a commercial bank selected by Laidlaw or the Company, as the case may be, and approved by the Fiduciary, in either case, upon substantially the same terms and conditions as contained in the Letter of Credit that is due to expire. A letter of credit that is renewed or provided in accordance with this Section 1.4(d) shall thereafter be referred to as the "Letter of Credit."

    1.5 Within five business days after the date on which the Trust has become irrevocable and within 30 days after the first day of each Plan Year thereafter, the Company shall (a) specify the nature, amounts and timing of the Supplemental Benefits to which each Trust Beneficiary may become entitled, subject to Article IX hereof, in an exhibit ("Exhibit B") which shall become a part of this Agreement and be incorporated herein by this reference, (b) provide any corresponding revisions to Exhibit A that may be required and (c) provide the Fiduciary with copies of the Plan and any amendments thereto.

    1.6 The Trust is intended to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code") and shall be construed accordingly. The purpose of the Trust is to assure that the Company's obligations to the Participants pursuant to the Plan are fulfilled. The Trust is neither intended nor designed to qualify under section 401(a) of the Code or to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Trust established under this Agreement does not fund and is not intended to fund the Plan or any other employee benefit plan or program of the Company. Such Trust is and is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of the Company for the meeting of part or all of its future obligations with respect to Supplemental Benefits to some or all of the Trust Beneficiaries under the Plan.

    1.7 As used in this Agreement, the term "Change in Control" shall have the same meaning assigned to that term in the Plan; provided, however, that the term "Change in Control" shall include the merger to be effected pursuant to the Amended and Restated Agreement and Plan of Merger dated as of October 16, 1998, and amended and restated as of November 5, 1998, by and among Laidlaw, Inc., a Canadian corporation ("Laidlaw"), Laidlaw Transit Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Laidlaw, and the Company, pursuant to which Laidlaw Transit Acquisition Corp. will be merged with and into the Company, with the Company as the surviving entity.

                      II. PAYMENTS TO TRUST BENEFICIARIES

    2.1 Provided that the Company is not Insolvent and commencing with the earlier to occur of (a) appropriate notice to the Trustee by the Company, or
(b) the date on which the

Trustee has been notified in accordance with Section 1.2 that the Trust has become irrevocable, the Trustee shall make payments of Supplemental Benefits to each Trust Beneficiary when and as due under the Plan from the assets of the Trust as it shall be directed in writing by the Fiduciary.

2.2 The Trustee shall continue to pay Supplemental Benefits to the Trust Beneficiaries when and as due under the Plan until the assets of the Trust are depleted, subject to Section 11.2. If any current payment by the Trustee under the terms of this Agreement would deplete the assets of the Trust below the amount necessary to provide adequately for Supplemental Benefits known to the Trustee to be due and payable in the future, the Trustee shall nevertheless make the current payment when due. If, after application of the preceding sentence, amounts in the Trust are not sufficient to provide for full payment of the Supplemental Benefits to which any Trust Beneficiary is entitled as provided in this Agreement, the Company shall make the balance of each such payment directly to the Trust Beneficiary as it becomes due.

2.3 Notwithstanding Sections 2.1 and 2.2, the Company may make payments of Supplemental Benefits to each Trust Beneficiary when and as due under the Plan. The Company shall notify the Trustee in writing of its decision to pay Supplemental Benefits directly at least 30 days prior to the time amounts are due to be paid to a Trust Beneficiary and shall provide the Trustee promptly after the due date of each payment written confirmation as specified by the Trustee that such payment has been made.

2.4 Nothing in this Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue such Trust Beneficiary's rights as a general creditor of the Company with respect to Supplemental Benefits or otherwise, and the rights of each Trust Beneficiary under the Plan shall in no way be affected or diminished by any provision of this Agreement or action taken pursuant to this Agreement, except that any payment actually received by any Trust Beneficiary hereunder shall reduce dollar-per-dollar amounts otherwise due to such Trust Beneficiary pursuant to the Plan.

2.5 The Trustee shall withhold from any payment to a Trust Beneficiary the amount required by law to be so withheld under federal, state and local tax withholding requirements as it shall be directed in writing by the Fiduciary, and shall pay over the amounts withheld to the Company to forward to the appropriate government authority. The Company shall have sole responsibility for all related reporting requirements.

            III. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO
                 TRUST BENEFICIARIES WHEN THE COMPANY IS INSOLVENT

    3.1 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of creditors of the Company as set forth in this Section 3.1. The Board of Directors of the Company (the "Board"), the Chief Executive Officer of the Company (the "CEO") and the President of the Company (the "President") shall have the duty to inform the Trustee in writing if either the Board, the CEO or the President believes that the Company is Insolvent. If the Trustee receives a notice in writing from the Board, the CEO or the President stating that the Company is Insolvent or if a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall request that the Company's independent accountants determine within 30 days after receipt of such notice whether the Company is Insolvent. The Trustee shall be fully protected under Section 8.7 in relying upon the opinion and advice of such independent accountants. The Company shall provide its independent accountants with any information reasonably requested, and otherwise cooperate with the accountants in making the determination. Pending such determination, or if the Trustee has actual knowledge that the Company is Insolvent, the Trustee shall discontinue or refrain from making payments to any Trust Beneficiary and hold the Trust assets for the benefit of the general creditors of the Company. The Trustee shall pay any undistributed principal and income in the Trust to the extent necessary to satisfy the claims of the creditors of the Company as a court of competent jurisdiction may direct in writing. If the Trustee has discontinued or refrained from making payments to any Trust Beneficiary pursuant to this Section 3.1, the Trustee shall pay or resume payments to such Trust Beneficiary in accordance with this Agreement if the Company's independent accountants have determined that the Company is not Insolvent, or is no longer Insolvent (if the Trustee initially determined the Company to be Insolvent), or pursuant to the order of a court of competent jurisdiction. Unless the Trustee has actual knowledge of Insolvency, or has received notice from the Board, the President, the CEO or a person claiming to be a creditor of the Company alleging that the Company is Insolvent, the Trustee shall have no duty to inquire as to whether the Company is Insolvent and may rely on information concerning the Insolvency of the Company that has been furnished to the Trustee by any creditor of the Company or by any person (other than an employee or director of the Company) acting with apparent or actual authority with respect to the Company.

    3.2 If the Trustee is precluded from paying Supplemental Benefits from the Trust assets pursuant to Section 3.1 and such prohibition is subsequently removed, the Trustee shall pay the aggregate amount of all Supplemental Benefits that would have been paid to the Trust Beneficiaries in accordance with this Agreement during the period of such prohibition, less the aggregate amount of Supplemental Benefits otherwise paid to any Trust Beneficiary directly by the Company during any such period, together with interest on the delayed amount determined at a rate equal to the rate actually earned (including, without limitation, market appreciation or depreciation, plus receipt of interest and dividends) during such period with respect to the assets of the Trust corresponding to such net amount delayed.

                            IV. PAYMENTS TO COMPANY

    4.1 Except to the extent expressly contemplated by Sections 1.2, 1.4(d) and
2.5 and this Article IV, the Company shall have no right or power to direct the Trustee to return any of the Trust assets to the Company before all payments of Supplemental Benefits have been made to all Trust Beneficiaries as provided in this Agreement. Upon the written request of the Company made prior to the date on which the Trust becomes irrevocable, the Trustee shall return to the Company any Trust assets in excess of One Hundred Dollars ($100.00) as may be specified in such request by the Company.

                          V. INVESTMENT OF TRUST FUND

    5.1 Prior to the date on which the Trust becomes irrevocable, the Trustee shall invest and reinvest the assets of the Trust as the Company or its designee shall prescribe in writing from time to time.

    5.2 On or after the date on which the Trust becomes irrevocable, or in the absence of the instructions from the Company specified in Section 5.1, the provisions of this Section 5.2 shall apply to the investment of the Trust assets. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include, without limitation, market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall be mindful, in the course of its management of the Trust, of the liquidity demands on the Trust.

    5.3 The Trustee shall have the sole power to invest the assets of the Trust, in accordance with the provisions of Sections 5.1 and 5.2. The Trustee shall not be liable for any failure to maximize income on such portion of the Trust assets as may be from time to time invested or reinvested as set forth above, nor for any loss of principal or income due to the liquidation of any investment that the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Agreement. The Trustee shall have the right to invest assets of the Trust for short-term investment periods, pending distribution or long-term investment of such assets, as the Trustee may deem proper in the circumstances.

                            VI. INCOME OF THE TRUST

    6.1 Except as provided in Articles III and IV, during the continuance of this Trust all net income of the Trust shall be retained in the Trust.

                           VII. ACCOUNTING BY TRUSTEE

    7.1 The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust assets, including such specific records as shall be agreed upon in writing by the Company and the Trustee. Within 60 days following the close of each Plan Year that includes or commences after the date of this Trust until the termination of this Trust or the removal or resignation of the Trustee (and within 60 days after the date of such termination, removal or resignation), the Trustee shall render to the Company an accounting with respect to the Trust assets as of the end of the then most recent Plan Year (and as of the date of such termination, removal or resignation, as the case may be). The Trustee shall furnish to the Company on a quarterly basis and in a timely manner such information regarding the Trust as the Company shall require for purposes of preparing its statements of financial condition. Upon the written request of the Company or, on or after the date on which the Trust has become irrevocable, the Fiduciary, the Trustee shall deliver to the Fiduciary or the Company, as the case may be, a written report setting forth the amount held in the Trust and a record of the deposits made with respect thereto by the Company. Unless the Company or the Fiduciary shall have filed with the Trustee written exception or objection to the statement and account furnished by the Trustee within 90 days after receipt thereof, the Company and the Trust Beneficiaries shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and the Participants were parties.

    7.2 Nothing in this Article VII shall preclude the commingling of Trust assets for investment.

              VIII. RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE

    8.1 The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

    8.2 In addition to and without limiting any other provision of this Agreement, on or after the date on which the Trust has become irrevocable, the Trustee shall, based upon the written direction of the Fiduciary and any payment schedules attached to this Agreement as Exhibits, carry out the duties allocated to it by this Agreement in accordance with the terms of Section 8.4. The Company hereby agrees that it will not contest, dispute or otherwise challenge any decision made by the Trustee pursuant to the terms of this Agreement.

    8.3 If all or any part of the Trust assets are at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part of such property, then and in any of such events the Trustee shall rely upon and comply with any such order, judgment or decree, and it shall not be liable to the Company or any Trust Beneficiary by reason of such compliance even though such order, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

    8.4 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Company, the Fiduciary or any Trust Beneficiary contemplated by and complying with the terms of this Agreement. The Trustee shall discharge its responsibility for the investment, management and control of the Trust assets solely in the interest of the Trust Beneficiaries and for the exclusive purpose of assuring that, to the extent of available Trust assets, and in accordance with the terms of this Agreement, all payments of Supplemental Benefits are made when due to the Trust Beneficiaries.

    8.5 The Trustee may consult with legal counsel (who may be counsel for the Company) to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

    8.6 The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties (including, but not limited to, the fees and expenses of counsel, accountants and others incurred pursuant to Section 8.5, 8.11 or 12.2) and shall be paid reasonable fees for the performance of such duties in the manner provided by Section 8.7.

    8.7 The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee, the fees and expenses of the Fiduciary and any taxes imposed on the Trust assets or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties, other than such damages, losses, claims or expenses arising out of the Trustee's gross negligence or willful misconduct. The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Agreement unless it be first indemnified by the Company against its prospective costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses), and the Company agrees to indemnify the Trustee and be primarily liable for such costs, expenses, and liabilities. Any amount payable to the Trustee under
Section 8.6 or this Section 8.7 or payable to the Fiduciary pursuant to Section
8.11 shall be paid by the Company promptly upon demand by the Trustee or, in the event that the Company fails to make such payment within 30 days of such demand, from the Trust assets. In the event that payment is made to the Trustee or the Fiduciary from the Trust assets, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust assets to the Trustee pursuant to Section 8.6, 8.11 or this Section 8.7. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to Section 8.6 or this Section 8.7.

    8.8 The Trustee may vote any stock or other securities and exercise any right appurtenant to any stock, other securities or other property held hereunder, either in person or by general or limited proxy, power of attorney or other instrument.

    8.9 The Trustee may hold securities in bearer form and may register securities and other property held in the Trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of, property with any depository; provided that the books and records of the Trustee shall at all times show that all such securities are part of the assets of the Trust.

    8.10 The Trustee may exercise all rights appurtenant to any letter of credit made payable to the Trustee of the Trust for the benefit of the Trust in accordance with the terms of such letter of credit.

    8.11 (a) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals, who may be agents, accountants, actuaries, investment advisors, financial consultants, or otherwise act in a professional capacity, as the case may be, for the Company or with respect to the Plan, to assist the Trustee in performing any of its duties.

         (b) Without limiting the foregoing, the Trustee shall retain an independent third party (the "Fiduciary") to provide services, as described in a separate fiduciary services agreement, to the Trustee in connection with the administration of the Trustee's obligations under this Agreement. The duties, responsibilities and obligations of the Fiduciary shall be set forth in a separate fiduciary services agreement between the Fiduciary and the Trustee as set forth in an exhibit ("Exhibit C") hereto or as subsequently agreed to by the Fiduciary, the Trustee and the Company. The initial Fiduciary will be CRG Fiduciary Services, Inc., a California corporation. Any successor Fiduciary shall be appointed by the Trustee, as directed by a majority of the Participants. The Fiduciary shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its services pursuant to the fiduciary services agreement and shall be paid such fees by the Company as may be prescribed by such agreement. See Section 13.11, regarding the effectiveness of the Fiduciary's services.

    8.12 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise in this Agreement.

    8.13 Notwithstanding any other provision of this Agreement, in the event of the termination of the Trust, or the resignation or discharge of the Trustee, the Trustee shall have the right to a settlement of its accounts in accordance with the procedures set forth in Section 7.1, which may be made, at the option of the Trustee, either (a) by a judicial settlement in a court of competent jurisdiction, or (b) by agreement of settlement, release and indemnity from the Company to the Trustee.

    8.14 Notwithstanding any powers granted to the Trustee pursuant to this Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Treasury Regulation ss. 301.7701-2.

                   IX. AMENDMENTS, ETC., TO PLAN AND EXHIBITS

    9.1 The Company shall furnish the Trustee and the Fiduciary with any amendments, restatements, or other changes in the Plan, and the Company shall from time to time prescribe or amend, as the case may be, Exhibit B hereto to reflect any such amendment, restatement, or other change, or any changes in the compensation of the Participants, or otherwise.

    9.2 The Company shall furnish to the Trustee any amendment to Exhibit A and any corresponding amendment to Exhibit B required as a result of such amendment to Exhibit A; provided, however, that on or after the date on which the Trust becomes irrevocable, any amendment to Exhibit A must be (a) approved by the Fiduciary, and (b) in the case of an amendment that adds a new Participant as a Trust Beneficiary, accompanied by the deposit into the Trust by the Company, on or before the effective date on which the new Participant would become a Trust Beneficiary, an amount sufficient to pay such new Participant's Supplemental Benefits hereunder (with such sufficiency determined on the same actuarial basis as that used to determine sufficiency with respect to the Supplemental Benefits as in effect hereunder immediately prior to the addition of such new Participant).

    9.3 Notwithstanding the foregoing provisions of this Article IX, any amendment, restatement, successor or other change in the Plan or the addition of a new Plan that would materially increase the responsibilities or liabilities of the Trustee or materially change its duties shall also require the consent of the Trustee, which consent shall not be unreasonably withheld.

                           X. REPLACEMENT OF TRUSTEE

    10.1 The Trustee may resign and be discharged from its duties hereunder after providing not less than 90 days' notice in writing to the Company. On or after the date on which the Trust becomes irrevocable, the Trustee shall also provide notice of its resignation to the Fiduciary. Prior to the date on which the Trust becomes irrevocable, the Trustee may be removed at any time upon notice in writing by the Company. On or after such date, such removal shall also require the approval of the Fiduciary. Prior to the date on which the Trust becomes irrevocable, a replacement or successor trustee shall be appointed by the Company. On or after such date, such appointment shall also require the approval of the Fiduciary. No such removal or resignation shall become effective until the effectiveness of the acceptance of the trust by a successor trustee designated in accordance with this Article X. If the Trustee should resign, and within 45 days of the notice of such resignation the Company and, if required, the Fiduciary shall not have notified the Trustee of an agreement as to a replacement trustee, the Trustee shall petition a court of competent jurisdiction to appoint a successor trustee. Upon the acceptance of the trust by a successor trustee, the Trustee shall release all of the moneys and other property in the Trust to its successor, who shall thereafter for all purposes of this Agreement be considered to be the "Trustee." In the event of its removal or resignation, the Trustee shall duly file with the Company and, after the Trust becomes irrevocable, the Fiduciary, a written statement or statements of accounts and proceedings as provided in Section 7.1 for the period since the last previous annual accounting of the Trust, and if written objection to such account is not filed as provided in Section 7.1, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account. The successor trustee shall not be responsible for, and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee. In the event that no party is then serving as a Fiduciary, this Section 10.1 shall be applied by substituting the Participants for the Fiduciary and approval by a majority of the Participants for approval by the Fiduciary.

                   XI. AMENDMENT OR TERMINATION OF AGREEMENT

    11.1 This Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company and, after the Trust has become irrevocable, approved by the Fiduciary; provided, however, that no amendment shall have the effect of (a) making the Trust revocable after it has become irrevocable in accordance with Section 1.2 or (b) altering Section 11.2. Notwithstanding the previous sentence, amendments contemplated by Article IX shall be made as therein provided.

    11.2 The Trust shall terminate (a) prior to the date on which the Trust has become irrevocable, upon the written request of the Company, and (b) on or after such date, upon the earliest to occur of (i) a determination by the Fiduciary that no Trust Beneficiary is or will be entitled to any further payment of Supplemental Benefits; (ii) such time as the Trust no longer contains any assets, or contains assets that, in the sole judgment of the Trustee, are insubstantial in relation to the actual and potential liabilities of the Trustee to pay Supplemental Benefits under the terms of this Agreement and any other amounts to be paid from the assets of the Trust, including, without limitation, the fees and expenses of the Trustee, the Fiduciary and counsel; or (iii) notwithstanding anything to the contrary contained in the Plan, such time as the Trustee shall have received consents from the Fiduciary and a majority of the Participants to the termination of this Agreement. Notwithstanding the previous sentence (other than clause (ii) thereof), if payments under the Plan with respect to a Trust Beneficiary are the subject of litigation or arbitration, the Trust shall not terminate and the funds held in the Trust with respect to such Trust Beneficiary shall continue to be held by the Trustee until the final resolution of such litigation or arbitration. The Trustee may assume that the Plan is not the subject of such litigation or arbitration unless the Trustee receives written notice from a Trust Beneficiary or the Company with respect to such litigation or arbitration. The Trustee may rely upon written notice from a Trust Beneficiary as to the final resolution of such litigation or arbitration.

    11.3 Upon a termination of the Trust as provided in Section 11.2, any assets remaining in the Trust, less all payments, expenses, taxes and other charges under this Agreement as of such date of termination, shall be returned to the Company in such amounts and in the manner instructed by the Company, whereupon the Trustee shall be released and discharged from all obligations under this Agreement. From and after the date of termination, and until final distribution of the Trust assets, the Trustee shall continue to have all of the powers provided in this Agreement as are necessary or expedient for the orderly liquidation and distribution of the Trust.

                           XII. SPECIAL DISTRIBUTIONS

    12.1 It is intended that (a) the creation of, transfer of assets to, and irrevocability of, the Trust will not cause the Plan to be other than "unfunded" for purposes of title I of ERISA; (b) transfers of assets to the Trust or the Trust becoming irrevocable will not be transfers of property for purposes of section 83 of the Code, or any successor provision thereto, nor will such transfers or irrevocability cause a currently taxable benefit to be realized by a Trust Beneficiary pursuant to the "economic benefit" doctrine; and (c) pursuant to section 451 of the Code, or any successor provision thereto, amounts will be includible as compensation in the gross income of a Trust Beneficiary in the taxable year or years in which such amounts are actually distributed or made available to such Trust Beneficiary by the Trustee.

    12.2 Notwithstanding anything to the contrary contained in the Plan, if the Trustee obtains an opinion of tax counsel selected by the Trustee to the effect that based upon any of the following occurring after the date of this
Agreement:

    (a) a change in the federal tax or revenue laws, (b) a decision in a controlling case, (c) a published ruling or similar announcement issued by the Internal Revenue Service, (d) a regulation issued by the Secretary of the Treasury, (e) a decision by a court of competent jurisdiction involving a Trust Beneficiary, or (f) a closing agreement made under section 7121 of the Code that is approved by the Internal Revenue Service and involves a Trust Beneficiary, it is more likely than not that an amount is includible in the gross income of a Trust Beneficiary in a taxable year that is prior to the taxable year or years in which such amount would, but for this Section 12.2, otherwise actually be distributed or made available to such Trust Beneficiary by the Trustee, then the Trustee shall promptly distribute to each affected Trust Beneficiary an amount equal to the amount determined to be includible in gross income in such prior taxable year. The Trustee shall seek such an opinion of tax counsel if and only if requested to do so by the Fiduciary.

    12.3 Notwithstanding anything to the contrary contained in the Plan, if a Trust Beneficiary provides evidence satisfactory to the Trustee demonstrating that, as a result of an assertion by the Internal Revenue Service, a final nonappealable binding determination has been made with respect to a taxable year of such Trust Beneficiary that an amount is includible in the gross income of such Trust Beneficiary in a taxable year that is prior to the taxable year in which such amount would, but for this Section 12.3, otherwise actually be distributed or made available to such Trust Beneficiary by the Trustee, then the Trustee shall promptly distribute to such Trust Beneficiary an amount equal to such amount determined by the Internal Revenue Service to be includible in gross income in such prior taxable year.

                            XIII. GENERAL PROVISIONS

    13.1 The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, provide information, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

    13.2 Each Exhibit referred to in this Agreement shall become a part of this Agreement and is expressly incorporated herein by reference.

    13.3 This Agreement sets forth the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, arrangements and understandings. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

    13.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, other than and without reference to any provisions of such laws regarding choice of laws or conflict of laws.

    13.5 In the event that any provision of this Agreement or the application of any provision to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each provision of this Agreement shall be valid and enforced to the maximum extent permitted by law.

    13.6 (a) The preamble to this Agreement shall be considered a part of the agreement of the parties as if set forth in a section of this Agreement.

         (b) The headings and table of contents contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         (c) Unless otherwise noted, all section and article references are to sections and articles of this Agreement.

         (d) Any reference to a provision of a statute, regulation or rule shall also include any successor to such statute, regulation or rule.

    13.7 The right of any Trust Beneficiary to any benefit or to any payment hereunder may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by any Trust Beneficiary to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The Trust assets shall not in any manner be subject to the debts, contracts, liabilities, engagement or torts of any Trust Beneficiary and payments hereunder shall not be considered an asset of the Trust Beneficiary in the event of the insolvency or bankruptcy of such Trust Beneficiary.

    13.8 Each Participant is an intended beneficiary under this Trust, and as an intended beneficiary shall be entitled to enforce all terms and provisions with the same force and effect as if such person had been a party to this Agreement.

    13.9 Notwithstanding any other provision, the parties' respective rights and obligations under Section 13.8 and all releases and indemnities provided in this Agreement shall survive any termination or expiration of this Agreement.

    13.10 This Agreement may be executed in two or more counterparts, each of which shall be considered an original agreement, but all of which together shall constitute one agreement.

    13.11 The provisions in this Agreement regarding the Fiduciary (including the last sentence of Section 10.1) shall become effective only as set forth in the fiduciary services agreement described in Section 8.11(b). In the absence of such fiduciary services agreement or prior to the effectiveness of the Fiduciary's services as set forth in such agreement, the Company shall be treated as the Fiduciary for all purposes of this Agreement.

                                  XIV. NOTICES

    14.1 For all purposes of this Agreement, any communication, including without limitation, any notice, consent, report, demand or waiver required or permitted to be given hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when hand delivered or dispatched or transmitted by electronic facsimile (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

      If to the Company, to:            Greyhound Lines, Inc.
                                        15110 North Dallas Parkway, Suite 600
                                        Dallas, Texas  75248
                                        Attention:  General Counsel

      If to the Trustee, to:            LaSalle National Bank
                                        135 South LaSalle Street
                                        Chicago, Illinois  60603
                                        Attention:  Senior Vice President
                                        Employee Benefits Group

      If to a Participant, to:          the address of such Participant as
                                        listed next to such Participant's
                                        name on Exhibit A hereto,

provided, however, that if any party or such party's successors shall have designated a different address by notice to the other parties, then to the last address so designated.

    IN WITNESS WHEREOF, the Company and the Trustee caused this Agreement to be executed on its behalf as of the date first above written.

Attested                                   GREYHOUND LINES, INC.



By:                                        By:
   -------------------------------            ---------------------------------
   Its:                                       Its:
       ---------------------------                -----------------------------

Attested                                                  LASALLE NATIONAL BANK


By:                                        By:
   -------------------------------            ---------------------------------
                                                    William Kursar
   Its:                                       Its:  Senior Vice President
       ---------------------------                -----------------------------

                                   Exhibit A


Employee                             Address                     Soc. Sec. No.
--------                             -------                     -------------





                                   Exhibit B

                                   Exhibit C

                          Fiduciary Services Agreement